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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 30, 2003

                                   LESCO, INC.
             (Exact name of registrant as specified in its charter)

               Ohio                       0-13147               34-0904517
 (State or other jurisdiction of  (Commission File Number)    (IRS Employer
         incorporation)                                     Identification No.)

          15885 Sprague Road
          Strongsville, Ohio                                   44136
(Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (440) 783-9250

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ITEM 2.           Acquisition or Disposition of Assets.

         On December 30, 2003 the Company completed its previously announced debt restructuring. As part of that restructuring, the Company sold its accounts receivables portfolio to GE Capital Financial Inc. ("GE Capital") for approximately $58 million (subject to adjustment) and entered into an agreement with GE Capital for GE Capital to extend and service credit to the Company's qualified commercial customers for the purchase of products from the Company. The consideration for the sale of the Company's receivables and the pricing terms in connection with GE Capital's future financing of the Company's customers were determined pursuant to arm's-length negotiations between the Company and GE Capital.

ITEM 5.           Other Event and Regulation FD Disclosure.

         On January 5, 2003, the Company issued a press release announcing the completion of its previously announced debt restructuring. A copy of that press release is attached hereto as Exhibit 99.1

ITEM 7.           Financial Statements and Exhibits.

         (c)      See Exhibit Index.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      LESCO, INC.

                                      By: /s/ Jeffrey L. Rutherford
                                          --------------------------------------
                                          Jeffrey L. Rutherford
                                          Senior Vice President, Chief Financial
                                          Officer, Treasurer and Secretary

DATED: January 14, 2004

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                                  EXHIBIT INDEX

Exhibit No.       Description

2.1 Portfolio Purchase and Sale Agreement, by and among LESCO, Inc., LESCO Services, Inc., AIM Lawn & Garden Products, Inc., LESCO Technologies, LLC and GE Capital, dated December 16, 2003*

2.2 Private Label Business Credit Program Agreement, by and among LESCO, Inc., LESCO Services, Inc., AIM Lawn & Garden Products, Inc., LESCO Technologies, LLC and GE Capital, dated December 16, 2003*

2.3 First Amendment to Private Label Business Credit Program Agreement, dated December 29, 2003

99.1              Press Release, dated January 5, 2004

* Note: Certain portions of Exhibit 2.1 and Exhibit 2.2 have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The omitted portions have been filed separately with the Securities and Exchange Commission. The omitted portions of Exhibit 2.1 and Exhibit 2.2 are marked with the word "{REDACTED}".

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